UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2013

QUEST PATENT RESEARCH CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	33-18099-NY	11-2873662
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

19 Fortune Lane, Jericho, NY	11753-2314
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 743-7577

Quest Products Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On October 27, 2003, the Company engaged AJ Robbins, PC (“Robbins”) as it independent accountants.  Subsequent to such engagement, the Company did not file any reports with the SEC, and Robbins did not audit any of the Company’s financial statements.

On July 3, 2013, the Company’s board of directors dismissed Robbins as the Company’s independent registered accounting firm and approved the engagement of MaloneBailey, LLP (“MaloneBailey”) as the independent registered public accounting firm for the Company.

During the two fiscal years prior to the Company’s dismissal of Robbins and any subsequent interim periods through the date of such dismissal, there were no disagreements with Robbins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  Further, during such period, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the two fiscal years prior to their engagement by the Company and any subsequent interim period prior to their engagement, the Company did not consult with MaloneBailey with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Robbins with a copy of the foregoing disclosure and requested Robbins to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated March 28, 2014, furnished by Robbins, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

d.	Exhibits.

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from AJ Robbins, PC dated as of March 28, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST PATENT RESEARCH CORPORATION
(Registrant)

Date: March 28, 2014	/s/ Jon C. Scahill
By: Jon C. Scahill
Title: President, Chief Operating Officer

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